PROSPECTUS SUPPLEMENT                          This Prospectus Supplement,
FOR THE PERIOD ENDING                          filed pursuant to Rule 424(b)(3),
JULY 31, 1999 TO                               relates to Registration Statement
PROSPECTUS DATED                               33-71504-01 and the Prospectus
NOVEMBER 16, 1993                              dated November 16, 1993

                       SECURITIES AND EXCHANGE COMMISSION
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 16, 1999

                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

Delaware                    0-23108                          Not Applicable
--------                    -------                          --------------
(State of                   (Commission                      (IRS Employer
organization)               File Number)                     Identification No.)

c/o Greenwood Trust Company
12 Read's way
New Castle, Delaware                                    19720
--------------------------------------------------------------
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:  (302) 323-7184

                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)

                                  Page 1 of 165
                         Index to Exhibits is on page 8

Item 5. Other Events

A) Series 1993-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1993-3, which is attached as
Exhibit 20(a) hereto.

B) Series 1994-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1994-2, which is attached as
Exhibit 20(b) hereto.

C) Series 1994-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1994-3, which is attached as
Exhibit 20(c) hereto.

D) Series 1994-A:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1994-A, which is attached as
Exhibit 20(d) hereto.

E) Series 1995-1:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1995-1, which is attached as
Exhibit 20(e) hereto.

F) Series 1995-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1995-2, which is attached as
Exhibit 20(f) hereto.

G) Series 1995-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1995-3, which is attached as
Exhibit 20(g) hereto.

H) Series 1996-1:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1996-1, which is attached as
Exhibit 20(h) hereto.

I) Series 1996-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1996-2, which is attached as
Exhibit 20(i) hereto.

J) Series 1996-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1996-3, which is attached as
Exhibit 20(j) hereto.

K) Series 1996-4:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1996-4, which is attached as
Exhibit 20(k) hereto.

L) Series 1997-1:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1997-1, which is attached as
Exhibit 20(l) hereto.

M) Series 1997-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1997-2, which is attached as
Exhibit 20(m) hereto.

N) Series 1997-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1997-3, which is attached as
Exhibit 20(n) hereto.

O) Series 1997-4:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1997-4, which is attached as
Exhibit 20(o) hereto.

P) Series 1998-1:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-1, which is attached as
Exhibit 20(p) hereto.

Q) Series 1998-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-2, which is attached as
Exhibit 20(q) hereto.

R) Series 1998-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-3, which is attached as
Exhibit 20(r) hereto.

S) Series 1998-4:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-4, which is attached as
Exhibit 20(s) hereto.

T) Series 1998-6:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-6, which is attached as
Exhibit 20(t) hereto.

U) Series 1998-7:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1998-7, which is attached as
Exhibit 20(u) hereto.

V) Series 1999-1:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1999-1, which is attached as
Exhibit 20(v) hereto.

W) Series 1999-2:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1999-2, which is attached as
Exhibit 20(w) hereto.

X) Series 1999-3:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1999-3, which is attached as
Exhibit 20(x) hereto.

Y) Series 1999-4:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1999-4, which is attached as
Exhibit 20(y) hereto.

Z) Series 1999-5:
On August 16, 1999 the Registrant made available the Monthly Certificateholders' Statement for July 1999 with respect to Series 1999-5, which is attached as
Exhibit 20(z) hereto.

Item 7. Financial Statements and Exhibits

c) Exhibits

Exhibit No.           Description
-----------           ------------
20(a)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1993-3.

20(b)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1994-2.

20(c)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1994-3.

20(d)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1994-A.

20(e)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1995-1.

20(f)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1995-2.

20(g)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1995-3.

20(h)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1996-1.

20(i)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1996-2.

20(j)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1996-3.

20(k)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1996-4.

20(l)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1997-1.

20(m)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1997-2.

20(n)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1997-3.

20(o)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1997-4.

20(p)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-1.

20(q)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-2.

20(r)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-3.

20(s)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-4.

20(t)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-6.

20(u)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1998-7.

20(v)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1999-1.

20(w)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1999-2.

20(x)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1999-3.

20(y)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1999-4.

20(z)                 Monthly Certificateholders' Statement, related to the month ending
                      July 31, 1999, for Series 1999-5.

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        DISCOVER CARD MASTER TRUST I
                                (Registrant)

                        By: GREENWOOD TRUST COMPANY
                            as originator of the Trust

                        By: John J. Coane
                            ----------------------------------
                            John J. Coane
                            Vice President, Chief Accounting
                            Officer and Treasurer

Date:  August 16, 1999

                                 EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
20(a)                 Monthly Certificateholders' Statement, related
                      to the month ending July 31, 1999, for Series
                      1993-3.

20(b) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1994-2.

20(c) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1994-3.

20(d) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1994-A.

20(e) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1995-1.

20(f) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1995-2.

20(g) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1995-3.

20(h) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1996-1.

20(i) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1996-2.

20(j) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1996-3.

20(k) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1996-4.

20(l) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1997-1.

20(m) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1997-2.

20(n) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1997-3.

20(o) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1997-4.

20(p) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-1.

20(q) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-2.

20(r) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-3.

20(s) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-4.

20(t) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-6.

20(u) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1998-7.

20(v) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1999-1.

20(w) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1999-2.

20(x) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1999-3.

20(y) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1999-4.

20(z) Monthly Certificateholders' Statement, related to the month ending July 31, 1999, for Series
                      1999-5.